UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	814-00203	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

UTEK Corporation held its annual meeting of stockholders on June 26, 2008. Four items were submitted for stockholder approval. Stockholders approved all of the proposals during the meeting. The items voted upon included the following:

•	Proposal No. 1: election of eight directors to UTEK Corporation’s Board of Directors who will serve for one year;

•	Proposal No. 2: the ratification of the selection of Pender Newkirk & Company, LLP as UTEK Corporation’s registered independent public accounting firm for 2008;

•

Proposal No. 3: the approval of an amendment to the UTEK Corporation’s Amended and Restated Employee Stock Option Plan to increase the number of shares of common stock authorized for issuance under the plan; and

•

Proposal No. 4: the approval of a proposal to authorize UTEK Corporation to issue warrants, options or rights to subscribe to, convert to, or purchase shares of its common stock in one or more offerings.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: July 3, 2008	By:	/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	Chief Financial Officer